March 27, 2026

U.S. Securities and Exchange Commission
Office of the Chief Accountant
100 F Street, NE
Washington, DC 20549

Re: Sun Communities, Inc.
File No. 1-12616

Dear Sir or Madam:

We have read Item 4.01 of Form 8-K of Sun Communities, Inc. dated March 27, 2026, and agree with the statements concerning our Firm contained therein.

Very truly yours,
/s/ GRANT THORNTON LLP